                                                                   EXHIBIT 10.23






                                  PROJECT LEASE





                                     BETWEEN





                         BPG INDUSTRIAL PARTNERS II, LLC

                                    as Lessor



                                       AND



                               MAGENTA CORPORATION

                                    as Lessee




                              Dated April ___, 1998

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                                TABLE OF CONTENTS

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         1.       INTENTIONALLY DELETED...........................................................................2

         2.       INCORPORATION OF RECITALS; DEFINITIONS..........................................................2

         3.       LEASED PREMISES; SUBORDINATION TO PRIME LEASE...................................................6

         4.       TERM AND EXTENSION..............................................................................7
                           A.       Preliminary and Initial Terms.................................................7
                           B.       Extension Terms...............................................................7

         5.       RENTAL..........................................................................................8
                           A.       Amount........................................................................8
                           B.       Rent Commencement Date.......................................................10

         6.       LESSOR'S WORK..................................................................................10
                           A.       Construction.................................................................10
                           B.       Construction Loan............................................................11
                           C.       Guaranty of Completion.......................................................12
                           D.       Permits......................................................................13
                           E.       Punch List...................................................................13
                           F.       As-Built Drawings............................................................13

         7.       LESSOR'S INSURANCE.  ..........................................................................14

         8.       LESSEE'S INSURANCE.............................................................................15
                           A.       Mandatory Insurance Requirements During the Construction Period..............15
                           B.       Mandatory Insurance Requirements During the Leasehold Improvement Period.....16
                           C.       Mandatory Insurance Requirements During the Operations Period................18

         9.       INDEMNIFICATION................................................................................21

         10.      LIENS, CLAIMS OR ENCUMBRANCES..................................................................22
                           A.       Free of Liens................................................................22
                           B.       Discharge of Lien............................................................22
                           C.       Failure to Discharge Lien....................................................23

         11.      LESSEE'S LEASEHOLD IMPROVEMENTS................................................................23
                           A.       Submission and Approval of Plans.............................................23

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
                           B.       Plan Approval is not in Lieu of other Approvals/Permits......................25
                           C.       No Monetary Liability for Approval of Plans..................................25
                           D.       Coordination of Plans........................................................25
                           E.       Coordination of Work.........................................................26
                           F.       As-Built Drawings............................................................26

         12.      CONSTRAINTS....................................................................................27
                           A.       No Nuisance..................................................................27
                           B.       Notice of Toxic and Hazardous Materials......................................27
                           C.       Indemnification..............................................................27
                           D.       Outdoors Activities..........................................................28
                           E.       Building Sites...............................................................28
                           F.       Compliance with Loan Documents...............................................28

         13.      BUILDING CONSTRUCTION AND ALTERATIONS..........................................................28
                           A.       Building Codes...............................................................28
                           B.       Cleaning of Premises.........................................................29
                           C.       Premises "As Is..............................................................29

         14.      LANDSCAPING. OUTSIDE STORAGE AND MAINTENANCE...................................................29
                           A.       Landscaping..................................................................29
                           B.       Maintenance of Landscaping...................................................29
                           C.       Screening of Storage Areas...................................................30
                           D.       Storage of Fuel Oil, etc.....................................................30
                           E.       Safe conditions..............................................................30
                           F.       Vacant Buildings.............................................................30

         15.      UTILITY CONNECTIONS............................................................................30

         16.      SIGNS OR MONUMENTS.............................................................................31
                           A.       Defined......................................................................31
                           B.       Approval of Plans............................................................31
                           C.       Construction Signs...........................................................31

         17.      PARKING AREAS AND LOADING ZONES................................................................32
                           A.       Parking Facilities...........................................................32
                           B.       Loading and Unloading Areas..................................................32

         18.      TEMPORARY STRUCTURES...........................................................................32

         19.      MAINTENANCE OF PROPERTY........................................................................33
                           A.       Lessee's Obligation..........................................................33
                           B.       Lessor's Right, but not Obligation to Repair.................................33
                           C.       County's Maintenance.........................................................34

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
         20.      COOPERATIVE MAINTENANCE AGREEMENT..............................................................34

         21.      UTILITY SERVICE AND ACCESS.....................................................................34

         22.      ACCESS BY LESSOR AND EASEMENT..................................................................35
                           A.       Access to Maintain Pipes.....................................................35
                           B.       Reservation of Easements.....................................................35
                           C.       Accommodation of Lessee......................................................36

         23.      COMMON AREAS...................................................................................36
                           A.       Lessee's Non-exclusive Right to Use..........................................36
                           B.       County's Right to Make Changes to Common Areas...............................36

         24.      ENFORCEMENT....................................................................................36
                           A.       Lease for the Benefit of Parties.............................................36
                           B.       Remedies.....................................................................37
                           C.       Default......................................................................37
                           D.       Bankruptcy...................................................................39

         25.      EXPIRATION.....................................................................................39
                           A.       Surrender of Improvements....................................................39
                           B.       Removal of Trade Fixtures....................................................39

         26.      TENANT HOLDING OVER............................................................................40

         27.      MORTGAGE OF LESSEE'S LEASEHOLD INTEREST........................................................40
                           A.       Notice of Default under Mortgage or Lease....................................40
                           B.       Leasehold Mortgagee Right to Notice and Cure.................................40
                           C.       Leasehold Mortgagee as Holder of Lessee's Interest...........................41
                           D.       Certain Restrictions During Leasehold Mortgage...............................41
                           E.       New Financing................................................................42
                           F.       Assignment by Leasehold Mortgagee............................................42
                           G.       Notice of Mortgages..........................................................43

         28.      MORTGAGE OF LESSOR'S INTEREST..................................................................43



         29.      ASSIGNMENT AND SUBLEASING......................................................................44
                           A.       Assignments and Sublettings..................................................44
                           B.       Successors and Assigns.......................................................44

         30.      QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS................................................45
                           A.       Quiet Enjoyment..............................................................45
                           B.       Title........................................................................45

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
         31.      SURRENDER - WAIVER AND AMENDMENT...............................................................46

         32.      NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES..................................................46

         33.      DISPUTES.......................................................................................47
                           A.       Arbitration..................................................................47
                           B.       Exceptions...................................................................47

         34.      GOVERNING LAW, SEVERABILITY, CASUALTY, CONDEMNATION AND COMPLIANCE.............................48
                           A.       Governing Law................................................................48
                           B.       Lease not Redeemable.........................................................48
                           C.       Casualty Damage..............................................................48
                           D.       Condemnation.................................................................49
                           E.       Compliance with Law..........................................................50
                           F.       Limitation of Lessor's Liability.............................................50
                           G.       Limitation of Lessee's Liability.............................................50

         35.      RECORDING......................................................................................51

         36.      ENTIRE AGREEMENT...............................................................................51

         37.      NOTICE.........................................................................................52

         38.      CAPTIONS. PRONOUNS.............................................................................53

         39.      SURVIVAL.......................................................................................53

         40.      MISCELLANEOUS PROVISIONS.......................................................................53
                           A.       Time of the Essence..........................................................53
                           B.       Days.........................................................................53
                           C.       Certain Terms................................................................54
                           D.       Waiver of Trial by Jury......................................................54
                           E.       No Representations by Lessor.................................................54
                           F.       Authority....................................................................54
                           G.       No Partnership...............................................................54
                           H.       Lessor Approvals.............................................................54
                           I.       Consequential Damages........................................................55

         41.      LESSEE'S OPTION TO PURCHASE THE FACILITY.......................................................55
                           A.       Exercise of Option...........................................................55
                           B.       Purchase Price Determination.................................................56
                           C.       Terms and Conditions of Purchase.............................................59

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                                TABLE OF CONTENTS
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                                TABLE OF CONTENTS
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EXHIBITS

         Exhibit A         -        Diagram of Leased Premises [Recitals]
         Exhibit B         -        Declaration of Covenants and Easements [Section 2.B]
         Exhibit C         -        Development Plan [Section 2.D]
         Exhibit D         -        Personal Guaranty of Construction
         Exhibit E         -        Guaranty/Entry/Indemnity Agreement

                                  PROJECT LEASE

         THIS PROJECT LEASE (this "Lease"), made this ____ day of April, 1998, by and between BPG INDUSTRIAL PARTNERS II, LLC, a Maryland limited liability company with its principal office at 110 N. Royal Street, Suite 305, Alexandria, Virginia 22314, hereinafter called "Lessor", and MAGENTA CORPORATION, a Delaware corporation with its principal offices located at 9900 Blackwell Road, Rockville, Maryland 20850, hereinafter called "Lessee".

                                   WITNESSETH:

                                    Recitals

         That for and in consideration of the financial conditions hereinafter reserved and the covenants and conditions hereinafter contained, Lessor leases and demises unto Lessee and Lessee rents from Lessor the land and appurtenant rights described more particularly as a portion, containing approximately 4.35 acres, of Parcel N/Q of the Shady Grove Life Sciences Center, Rockville, Maryland, as shown on Exhibit A attached hereto and made a part hereof (such land, together with all Improvements constructed thereon, being hereinafter referred to as the "Property" or the "Premises"). Parcel N/Q of the Shady Grove Life Sciences Center ("Parcel N/Q") is shown on a plat entitled "Parcel 'N/Q', Shady Grove Life Sciences Center", recorded among the Land Records of Montgomery County, Maryland, in Plat Book 175, Plat 19634 in the Shady Grove Life Sciences Center located in Montgomery County, Maryland. Lessor has leased the Premises from BioReliance (as herein defined) pursuant to the Ground Sublease (as herein defined) and BioReliance has leased all of Parcel N/Q from Montgomery County, Maryland pursuant to the Prime Lease (as herein defined).

         Now, therefore, for and in consideration of the terms of this Lease, the parties agree as follows:

         1.       INTENTIONALLY DELETED

         2. INCORPORATION OF RECITALS; DEFINITIONS. The recitals are incorporated herein as if fully set forth. When used in this Lease, the following terms have the meanings set forth below:

                  1. The "County" means Montgomery County, Maryland, as the owner of Parcel N/Q and lessor thereof to BioReliance. Any reference in this Lease to an approval, consent or agreement required to be obtained from County refers to County in its capacity as the owner and lessor of Parcel N/Q, and unless otherwise indicated, does not refer to approvals, consents or agreements required to be obtained from County in its governmental capacity.

                  2. "BioReliance" means BioReliance Corporation, a Delaware corporation, its successors and assigns, as lessor under the Ground Sublease, lessee under the Prime Lease and, in the event it should become the fee simple owner of Parcel N/Q, as owner of Parcel N/Q and the Property.

                  3. The "Covenants" means the Amended and Restated Declaration of Covenants and Easements, dated March 9, 1990, and recorded among the Land Records of Montgomery County, Maryland, in Liber 9332, folio 591. A copy of the Covenants is attached hereto as Exhibit B. Lessee hereby acknowledges that it has received and reviewed the Covenants.

                  4. "Days" means calendar days unless specific reference is made to business days.

                  5. The "Development Plan" means the Shady Grove Life Sciences Center Development Plan approved by County, in its governmental capacity, on September 16, 1986, and the amendment dated February 10, 1994, to the Development Plan which was approved by County, in its governmental capacity, on February 14, 1995, copies of which are attached hereto as Exhibit C, and any amendments to the Development Plan which may be issued by County, in its governmental capacity, from time to time.

                  6. The "Facility" means the biopharmaceutical manufacturing facility consisting of approximately 58,733 square feet to be constructed on the Premises, and such other and further improvements as may be allowed on the Premises consistent with the Development Plan.

                  7. The "Ground Sublease" means that certain Lease, dated even date herewith, between BioReliance as lessor, and Lessor as lessee, for the Premises.

                  8. A "Ground Sublessor's Affiliate" means an entity which controls, is controlled by or is under common control with, the lessor under the Ground Sublease. For purposes of this definition, the term "lessor" shall solely refer to the entity which is the then-current holder of the lessor's interest under the Ground Sublease and shall not include any party which previously held the lessor's interest under the Ground Sublease. As used herein, "control" means the right to vote or direct more than fifty percent (50%) of the voting stock, general partnership interests, membership interests or other ownership interests in an entity.

                  9. "Improvements" means any structure, fixture or other improvements now located or hereinafter erected upon the Premises, including, but in no way limited to, the Facility, the Lessor's Work, the Leasehold Improvements and appurtenances to be constructed thereon.

                  10. The "Land" means the Premises exclusive of the Improvements.

                  11. "Lease Commencement Date" means the effective date of this Lease, which date is the date of final ratification and execution of this Lease by Lessor and Lessee.

                  12.      The Lender shall have the meaning set forth in
Section 6.B.

                  13. The "Lessee" means MAGENTA Corporation, a Delaware corporation, its successors and assigns.

                  14. The "Lessee's Leasehold Improvements" means the improvements to be constructed by Lessee within the Facility.

                  15. The "Lessor" means BPG Industrial Partners II, LLC, a Maryland limited liability company, its successors and assigns.

                  16. The "Lessor's Work" means the construction work shown on the Plans and Specifications, as the same may be amended.

                  17.      The "Loan" shall have the meaning set forth in
Section 6.B.

                  18. "Mortgage" means any now or hereafter existing mortgages, deeds of trust or other similar security agreements covering this Lease, and the term "Leasehold Mortgagee" means any mortgagee or beneficiary under a deed of trust or other similar security agreement covering this Lease and, unless context requires otherwise, shall include the mortgagee or beneficiary under any deed of trust or other similar security agreement to which Lessor's interest in the Premises is subordinated pursuant to Section 28 hereof.

                  19. "Occupant" includes any person or persons who, by reason of employment or other status, occupy space on or within the Premises and Improvements.

                  20. "Parcel N/Q" shall have the meaning set forth in the recitals.

                  21. The "Plans and Specifications" means (i) the architectural and structural plans entitled "Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., and supplemented by Schedule A to Plans and Specifications, dated even date herewith, and (ii) the specifications entitled "Project Manual for Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., as each of the same may be modified in accordance with Section 6.

                  22. The "Premises" and the "Property" shall have the meaning set forth in the recitals.

                  23. The "Prime Lease" means that certain Lease-Purchase Agreement, dated even date herewith, between County, as lessor, and BioReliance, as lessee, for Parcel N/Q.

                  24. "Shady Grove Life Sciences Center" and "Life Sciences Center" mean the property and the improvements covered by the Development Plan which at this time consists of approximately 295 acres bounded by Key West Avenue on the north, Shady Grove Road on the east, Great Seneca Highway on the west and West Montgomery Avenue on the south, and including an approximately 6.92 acre parcel on the west side of Great Seneca Highway adjacent to the Public Service Training Academy, all of which land is in Montgomery County, Maryland.

                  25. The "Site Plan" means the "Storm Drain, Paving and Site Plan" prepared by Loiederman Associates, Inc., dated August 1997, and amended October 17, 1997, October 22, 1997 and January 21, 1998, approved by the Shady Grove Life Sciences Center Architectural Review Committee for development of the Improvements, as the same may be amended.

         3.       EASED PREMISES; SUBORDINATION TO PRIME LEASE 1.

                  Lessor hereby leases unto Lessee, for the consideration set forth below, the Premises, initially for the construction, operation, and use of a biopharmaceutical manufacturing facility in the Shady Grove Life Sciences Center, and thereafter for any use permitted by the Covenants. For so long as the Prime Lease remains in effect, this Lease shall be subject and subordinate, in all respects, to the Prime Lease and the Ground Sublease. Lessee hereby acknowledges and covenants that it has received and reviewed the Prime Lease and the Ground Sublease. Whenever Lessor, as lessee under the Ground Sublease, shall have the right to enforce any rights against BioReliance as lessor under the Ground Sublease because of the default or breach of BioReliance under the Ground Sublease, and if within ten (10) days after Lessee's written request, Lessor fails to either (i) take reasonable action to enforce such rights; or (ii) give Lessee written notice of its refusal to take action to enforce such rights, and the reasons therefor, then Lessee shall have the right, in the name of Lessee or, if necessary, in the name of Lessor, to enforce any such rights of Lessor. If Lessor gives Lessee written notice of Lessor's refusal to take action to enforce any such rights, then Lessee may take action to enforce such rights only if it first posts a bond or other security with Lessor, in such amount as may be reasonably required by Lessor to protect Lessor against the possibility of material monetary damage arising from such action by Lessee.

         4.       TERM AND EXTENSION

                  1. Preliminary and Initial Terms. The term of this Lease shall consist of a Preliminary Term, an Initial Term and any Extension Terms exercised by Lessee (collectively, the "Term"). The "Preliminary Term" of this Lease shall commence on the Lease Commencement Date and expire on midnight of the day before the Rent Commencement Date (as herein defined). The "Initial Term" of this Lease shall be for a period of twenty (20) years commencing upon the Rent Commencement Date and expiring, unless extended pursuant to the terms of this Lease, on midnight of the last day of the twentieth (20th) lease year. As used herein, the term "lease year" means a twelve (12)-month period commencing on the Rent Commencement Date or any anniversary thereof.

                  2. Extension Terms. If this Lease has not been terminated sooner as provided herein, then Lessee shall have the options (the "Extension Options") to extend this Lease for three (3) additional and consecutive terms of five (5) years each (each an "Extension Term" and, collectively, the "Extension Terms"). Should Lessee, in Lessee's sole discretion, elect not to extend this Lease, then Lessee shall provide Lessor with written notice of such election not later than fifteen (15) months before the date of expiration of the Term, failing which Lessee shall be deemed to have exercised the Extension Option; provided, however, that Lessee may override any such automatic exercise of an Extension Option by exercising the Option to purchase the

Facility described in Section 41 hereof. For all purposes hereunder, there shall be no distinction between the terms "extend" and "renew" and their derivatives.


         5.       RENTAL

                  1. Amount. Subject to the terms and conditions of this Lease, during the Term (including any Extension Terms), Lessee shall pay to Lessor annual base rent in the following amounts:

                           (1)      One Hundred Sixty-Four Thousand Three
Hundred Sixty-Eight and 75/100 Dollars ($164, 368.75) per year commencing on the Rent Commencement Date, payable in advance without set off, deduction or demand in equal monthly installments of Thirteen Thousand Six Hundred Ninety-Seven and 40/100 Dollars ($13,697.40) five (5) business days prior to the first day of each month during the Term; plus

                           (2)      All rent, additional rent, and other charges
payable by Lessor under the Ground Sublease (the "Ground Sublease Rent") commencing when the Ground Sublease Rent commences under the Ground Sublease, payable in advance without set off, deduction or demand five (5) business days prior to the first day of each month during the Term or, in the case of charges which are not regularly due under the Ground Sublease, within ten (10) days after demand therefor; provided, however, that if the Ground Sublease is no longer in effect, Lessee shall pay the Ground Sublease Rent that would have been payable had the Ground Sublease remained in effect during the entire Term, including, without limitation, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises and imposts levied, assessed, charged or imposed against the Property and all amounts billed by the County for costs of care and maintenance of common areas within the Shady Grove Life Sciences Center; plus

                           (3)      (a) An amount equal to the annual regularly
scheduled principal and interest payments under the Loan plus (b) all other charges due under the Loan, including, without limitation, required escrows, required reserves, default interest (if and to the extent the default results from any act, omission or condition of Lessee) and any costs or other charges recoverable by the Lender and all amounts due upon the expiration of the term of the Loan or the earlier acceleration of the Loan, commencing when payments commence under the Loan, payable in advance without set off, deduction or demand, in monthly installments equal to the monthly payments required under the Loan, five (5) business days prior to the first day of each month during the Term or, in the case of payments or charges which are not regularly due under the Loan, within ten (10) days after demand therefor; provided, however, that from and after the date the Loan is fully repaid and discharged, (x) Lessee's obligation to pay the annual base rent described in this subparagraph (3) shall be waived and abated during the remainder (if any) of the Initial Term and (y) thereafter, during any Extension Term, Lessee shall pay an amount equal to the annual amortization of the original principal amount of the Loan based on a twenty (20) year amortization at a rate equal to the initial interest rate under the Loan for the remainder of the Term. For example, if the original principal amount of the Loan is $4,200,000, the monthly payment under the Loan based on a 20 year amortization at the initial interest rate under the Loan is $30,000, and the Loan is fully paid and discharged during the 10th lease year, then (i) from the date of repayment of the Loan until the expiration of the Initial Term, Lessee would pay the annual base rent described in subparagraphs (1) and (2) above but no annual base rent under subparagraph (3) above, and (ii) during any Extension Terms, Lessee would pay the annual base rent described in subparagraphs (1) and (2) above plus $360,000 per year in equal monthly installments of $30,000. At Lessor's option, Lessee shall make the payments of annual base rent described in this subparagraph (3), or any portion thereof, directly to the Lender.

                  2. Rent Commencement Date. The Rent Commencement Date shall be the date on which the Lessor's Work is substantially complete, as mutually agreed, in writing, by Lessor and Lessee, or if the parties are unable to agree within five (5) days after Lessee's receipt of written notice from Lessor that Lessor believes Lessor's Work to be substantially complete, then as determined, and certified in writing to the parties, by Nancy Beaver or any other employee of Whiting-Turner Construction Company mutually agreed upon by Lessor and Lessee. As used herein, "substantially complete" means complete except for defects or incomplete items requiring additional work by Lessor's contractor, which are not so significant as to materially interfere with Lessee's construction of the Lessee's Leasehold Improvements.

         6.       LESSOR'S WORK

                  1. Construction. Subject to Lessor obtaining the funds described in Section 6.B below, Lessor shall construct the shell of the Facility (as herein defined) and the Facility mezzanine, install the other systems of the Facility which Lessor is responsible to construct or install in accordance with the Plans and Specifications and construct the parking lot, driveways, sidewalks and landscaping on the Premises in accordance with the Site Plan (as herein defined) and the Plans and Specifications. All of the Lessor's Work shall be performed in accordance with a budget prepared by Lessor and approved by Lessee, which approval may be granted or withheld in Lessee's sole discretion (the "Budget"). Lessor may modify the Plans and Specifications from time to time (i) to comply with applicable laws, with Lessee's consent, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) with Lessee's consent, which consent may be granted or withheld in Lessee's sole discretion. Lessor shall construct the Lessor's Work in a good and workmanlike manner in compliance with all applicable laws. All materials and equipment to be incorporated into the Lessor's Work shall be new and of good quality and in good operating condition. Construction not conforming to these requirements shall be corrected. Lessor shall assign to Lessee all warranties (if assignable) from the general contractor and all subcontractors, architects, engineers, other consultants and material suppliers for Lessor's Work. If any such warranties are not assignable, Lessor shall, at Lessee's request, use its best efforts to enforce for the benefit of Lessee such non-assignable warranties. Lessor shall receive a development fee (the "Development Fee") in an amount equal to four percent (4%) of all Development Costs (as defined below), which shall be paid to Lessor as and when Development Costs are paid.

                  2. Construction Loan. All costs and expenses of acquiring the Property, performing the Lessor's Work, obtaining the Loan (as defined below), leasing the Facility (including in connection with the Prime Lease, the Ground Sublease and this Project Lease) and all related activities (collectively, "Development Costs"), including, without limitation, costs of all inspections, studies and investigations of the Property, title reports and surveys, construction costs, site preparation and development costs, fees of architects, engineers, site planners and other consultants, attorneys' fees (including those of Lender's counsel) and all fees and costs in connection with applying for and obtaining any permits and approvals, together with the Development Fee and the Site Plan Reimbursement (as herein defined), shall be funded by an acquisition, development and construction/permanent loan (together with any extensions, modifications or refinancings thereof, the "Loan") from NationsBank, N.A. or such other financial institution acceptable to the parties (the "Lender"). The Loan shall be (i) in an amount sufficient to fund all Development Costs, the Development Fee and the Site Plan Reimbursement, (ii) payable over a ten (10) year term based on a twenty (20) year amortization, and (iii) on terms and conditions acceptable to Lessor. Lessee shall have the right to review and approve the terms of the Loan, which approval may be granted or withheld in Lessee's sole discretion. The Loan shall be fully repaid by Lessee, through rent paid pursuant to Section 5.A(3), on or before the last day of the Initial Term (whether or not the Loan has matured on such date). The "Site Plan Reimbursement" is a Three Hundred Seventy-five Thousand Dollar ($375,000.00) payment which BioReliance shall make to Lessor's affiliate, The Buccini/Pollin Group, Inc., in consideration for The Buccini/Pollin Group, Inc.'s assignment to BioReliance of its option contract for the purchase of Parcel N/Q.

                  3. Guaranty of Completion. Lessor shall complete the Lessor's Work, in accordance with the Site Plan, the Plans and Specifications and the Budget, on or before July 31, 1998 (the "Final Completion Date"), as such Final Completion Date may be extended pursuant to this paragraph. If Lessor is delayed in completing Lessor's Work by a Lessee Delay or an Unavoidable Delay (both as herein defined), the Final Completion Date shall be extended by the number of days Lessor is actually delayed thereby. Lessor shall give Lessee prompt written notice of any Lessee Delays and Unavoidable Delays, and the delay in the Final Completion Date caused thereby. The term "Lessee Delays" means delays caused by any act, neglect, failure or omission of Lessee, its employees or agents (including, without limitation, any contractors, subcontractors or materialmen employed by Lessee performing work at the Premises). The term "Unavoidable Delays" means delays caused by lack of funding not resulting from Lessor's acts or omissions, strikes, Acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, shortages or inability to obtain labor or materials, governmental restrictions, civil commotion, severe weather, fire or other casualty or similar causes beyond the reasonable control of Lessor.

                  4. Permits. Lessee shall cooperate with Lessor in filing any application for zoning, land use and building permits and any other permits and approvals necessary to the construction, development, use and operation of the Property in a timely manner.

                  5. Punch List. Before or within fifteen (15) days after the Rent Commencement Date, Lessee shall make an inspection of Lessor's Work to determine that the same has been completed in accordance with the Plans and Specifications, and to prepare a punch list of work requiring correction or completion by Lessor's contractor. Subject to Unavoidable Delays and Lessee Delays, Lessor shall promptly commence and use good faith efforts to cause Lessor's contractor to complete all items on Lessee's punch list within thirty
(30) days after Lessor's receipt of such punch list.

                  6. As-Built Drawings. Within six (6) months after completion of Lessor's Work, Lessor shall deliver to Lessee a set of as-built drawings for Lessor's Work.

         7.       LESSOR'S INSURANCE.

                  During the period of time between the Lease Commencement Date and the Rent Commencement Date (the "Lessor's Work Period"), Lessor shall obtain, or cause its general contractor to obtain, at its own cost and expense, and keep in force and effect the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland. Lessor's insurance shall be primary.

                           (1)      Commercial General Liability: Minimum Five
Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessor's commercial general liability policy; Premises and Operations; Independent Contractors; Products and Completed Operations; Personal Injury; and Broad Form Property Damage.

                           (2)      Worker's Compensation/Employer's Liability:
Meeting all requirements of Maryland law and with the following minimum limits:
(1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                           (3)      Automobile Liability Coverage: Minimum One
Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles; (2) hired automobiles and (3) non-owned automobiles.

                           (4)      Additional Insured: County and BioReliance
shall each be named as an additional insured on all liability policies.

                           (5)      Policy Cancellation: Forty-five (45) days
prior written notice must be provided to County and BioReliance of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                           (6)      Certificate Holders: BioReliance, 9900
Blackwell Road, Rockville, Maryland 20850; and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

         8.       LESSEE'S INSURANCE

                  1. Mandatory Insurance Requirements During the Construction Period: During the period of time between the Lease Commencement Date until the use and occupancy certificate is issued for the Facility (the "Construction Period"), and thereafter whenever and for so long as construction is resumed, Lessee shall obtain, or cause its general contractor to obtain, at its own cost and expense, and keep in force and effect the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland and reasonably acceptable to Lessor and BioReliance. Lessee shall provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to Lessor, BioReliance and County on or before the Lease Commencement Date. Lessee's insurance shall be primary.

                           (1)      Builder's All Risk Property Insurance:
Lessee shall provide a Builder's All Risk Property Policy including fire and extended coverage to protect the interest of County, Lessor, contractor and sub-contractors against loss caused by the perils insured in the amount of one hundred percent (100%) of the insurable value of the Facility. The coverage must be written on a completed value form. The policy shall also endorse a demolition and debris removal clause, extra expense and loss of use coverages with a sub-limit of $500,000 per occurrence.

                           (2)      Policy Cancellation: Forty-five (45) days
prior written notice must be provided to County, BioReliance and Lessor of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                           (3)      Certificate Holders: Lessor, 110 N. Royal
Street, Suite 305 Alexandria, Virginia 22314; BioReliance, 9900 Blackwell Road, Rockville, Maryland 20850; and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

                  2. Mandatory Insurance Requirements During the Leasehold Improvement Period: During the period of time between the date Lessee commences construction of Lessee's Leasehold Improvements (the "Leasehold Improvement Commencement Date") until the use and occupancy certificate is issued for the Facility (the "Leasehold Improvement Period"), Lessee shall obtain, or cause its general contractor to obtain, at its own cost and expense, and keep in force and effect the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland and reasonably acceptable to Lessor and BioReliance. Lessee shall provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to Lessor, BioReliance and County on or before the Leasehold Improvement Commencement Date. Lessee's insurance shall be primary.

                           (1)      Commercial General Liability: Minimum Five
Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Products and Completed Operations; Personal Injury; and Broad Form Property Damage.

                           (2)      Worker's Compensation/Employer's Liability:
Meeting all requirements of Maryland law and with the following minimum limits:
(1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                           (3)      Automobile Liability Coverage: Minimum One
Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles; (2) hired automobiles and (3) non-owned automobiles.

                           (4)      Additional Insured: County, BioReliance, and
Lessor shall each be named as an additional insured on all liability policies.

                           (5)      Policy Cancellation: Forty-five (45) days
prior written notice must be provided to County, BioReliance and Lessor of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                           (6)      Certificate Holders: Lessor, 110 N. Royal
Street, Suite 305 Alexandria, Virginia 22314; BioReliance, 9900 Blackwell Road, Rockville, Maryland 20850; and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

                  3. Mandatory Insurance Requirements During the Operations Period: From and after the issuance of the use and occupancy certificate for the Facility (the "Operations Period"), Lessee shall obtain, at its own cost and expense, and keep in force and effect during the Term, the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland and reasonably acceptable to Lessor and BioReliance. Lessee must provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to Lessor, BioReliance and County within thirty (30) days after the issuance of the use and occupancy certificate. Lessee's insurance shall be primary.

                           (1)      Commercial General Liability: Minimum Five
Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Fire Legal Liability; and Personal Injury Coverage.

                           (2)      Pollution Liability: If Lessee uses any
radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide Lessor, BioReliance and County with evidence of, a Pollution Liability policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover liability for discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises and the resulting clean-up costs for properties adjoining the Premises. As an alternative to maintaining Pollution Liability coverage, Lessee may provide Lessor, BioReliance and County with a mutually acceptable letter of credit, payable to Lessor, BioReliance and County, to cover such exposure.

                           (3)      Worker's Compensation/Employer's Liability:
Meeting all requirements of Maryland law and with the following minimum limits:
(1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                           (4)      Automobile Liability Coverage: Minimum One
Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles; (2) hired automobiles and (3) non-owned automobiles.

                           (5)      Property Insurance: Lessee shall also
provide all-risk property damage insurance for 100% of the value of the Facility (exclusive of foundations and footings) and other Improvements against all risks of direct physical loss or damage including expense of removal of debris of such property damage by an insured peril. Property policy shall provide 100% replacement cost endorsement, demolition and debris removal clause, and extra expense coverage. Loss Payee: BioReliance, 9900 Blackwell Road, Rockville, Maryland 20850.

                           (6)      Pollution Clean-up: If Lessee uses any
radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide Lessor, BioReliance and County with evidence of, a Pollution Clean-up policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover, in the event of discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises, the costs of extracting such pollutants from the Premises and restoring the Premises. As an alternative to maintaining Pollution Liability coverage, Lessee may provide Lessor, BioReliance and County with a mutually acceptable letter of credit, payable to Lessor, BioReliance and County, to cover such exposure.

                           (7)      Boiler and Machinery Insurance: The limit of
coverage: 100% value of the Facility.

                  (2) Lessee shall provide the above coverage for all the objects on the Premises in the form of repair or replacement blanket and comprehensive coverage. The repair/replacement cost provision will include the following: (a) to pay for repair/replacement valued at the time of replacement;
(b) to permit reconstruction of another site; and (c) to pay replacement cost when the insured commences replacement within two (2) years from the date of loss or damage.

                  (3) The Boiler and Machinery policy must provide Boiler & Machinery Surveys and Inspection required by applicable law.

                  (4) Additional Insured: County, BioReliance and Lessor shall each be named as an additional insured on all liability policies.

                  (5) Policy Cancellation: Forty-five (45) days prior written notice must be provided to County and Lessor of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                  (6) Certificate Holders: Lessor, 110 N. Royal Street, Suite 305, Alexandria, Virginia 22314; BioReliance, 9900 Blackwell Road, Rockville, Maryland 20850; and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

         4. Lessee shall carry any additional or increased coverages which may be reasonably required by Lessor, consistent with current practices of lessors of similar properties. Deductibles under all of Lessee's insurance policies shall be approved by Lessor, in its prudent business judgment.

         5. Lessee may carry any additional coverages required by any lender, and any lender providing financing shall be named as loss payee under any coverage required thereunder.

    9.       INDEMNIFICATION

         1. Except as otherwise provided in this Lease, Lessee, as a material part of the consideration for Lessor's execution of this Lease, covenants with Lessor that Lessee shall hold Lessor harmless from and against any loss, damage, claim of damage, liability or expense in connection with loss of life, personal injury and/or damage to property (collectively, "Claims") arising from or out of an occurrence upon or at the Premises, or the occupancy and use of the Premises or any part thereof, or occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of Lessee, its employees, agents, contractors, tenants, licensees or invitees, excepting Claims arising out of the acts or omissions of Lessor, Lessor's agents, Lessor's employees, Lessor's contractors, Lessor's licensees or Lessor's invitees. In case Lessor shall, without fault on its part, be made party to any litigation commenced by or against Lessee, Lessee shall hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation. In no event shall the limits of any insurance policy provided for herein be deemed to limit Lessee's liability to Lessor as herein set forth.

                  2. Lessor, as a material part of the consideration for Lessee's execution of this Lease, covenants with Lessee that Lessor shall hold Lessee harmless from and against any Claims occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of Lessor, its employees, agents, contractors or invitees, excepting Claims arising out of the acts or omissions of Lessee, Lessee's agents, Lessee's employees, Lessee's contractors, Lessee's tenants, Lessee's licensees or Lessee's invitees. In case Lessee shall, without fault on its part, be made party to any litigation commenced by or against Lessor, Lessor shall hold Lessee harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation.

         10.      LIENS, CLAIMS OR ENCUMBRANCES

                  1. Free of Liens. Lessee shall at all times keep the Premises free and clear of mechanics', materialmen's and other monetary liens caused or created by Lessee or anyone claiming through or under Lessee, other than the lien, operation, and effect of such Mortgages as may be necessary from time to time to effectuate the financing of the Lessee's Leasehold Improvements.

                  2. Discharge of Lien. If any mechanics', materialmen's or other monetary lien shall at any time be filed against the Premises or Parcel N/Q for work performed by or for Lessee (other than the Lessor's Work), Lessee shall either cause the same to be discharged of record within twenty (20) days after Lessee's receipt of notice of the filing of the same or, if Lessee shall desire to contest any such lien, Lessee shall, within twenty (20) days after the date of the filing of the lien, furnish to Lessor security in one hundred fifty percent (150%) of the amount of the claim, or shall procure a bond in said amount from a reputable bonding company. The final judgment of any court of competent jurisdiction determining the validity and/or amount of any such lien shall be conclusive.

                  3. Failure to Discharge Lien. If Lessee shall fail to discharge any monetary lien not permitted by this Lease or to provide Lessor with security therefor or procure a bond therefor as hereinabove provided, then Lessor may at its option, pay or discharge any such monetary lien, and Lessee shall pay Lessor all amounts spent by Lessor, including costs, expenses and reasonable attorneys' fees, incurred by Lessor, together with interest at the rate provided in Section 11-107(a) of the Courts and Judicial Proceedings Article, Annotated Code of Maryland, as amended, or in the event that such
Section is repealed and not re-enacted, then interest shall be at the prime rate set by Citibank of New York or its successor, plus one percent (1%), which payment shall constitute additional rent due hereunder and shall be paid within thirty (30) days after Lessor provides a reasonably detailed written notice of the additional rent to Lessee. Nothing herein requires Lessor to pay or discharge any lien. Lessor may exercise the remedies available in Section 24 of this Lease if the lien is not paid, discharged or secured as required by this Lease.

         11.      LESSEE'S LEASEHOLD IMPROVEMENTS

                  1. Submission and Approval of Plans. Lessee shall construct and install the initial Lessee's Leasehold Improvements in the Premises in a good and workmanlike manner, in accordance with all applicable laws, covenants and restrictions and all requirements of the Lender and the Shady Grove Life Sciences Center Architectural Review Committee, without damage to the structural integrity of the Facility and subject to the following conditions. No building, exterior improvement or addition, or landscaping shall be erected, placed or altered until plans therefor have been approved by BioReliance and County in accordance with the Ground Sublease and the Prime Lease. If any plans are disapproved, Lessee shall promptly resubmit revised plans. Lessee shall provide the following information to County in four copies, and to BioReliance, for their review and approval prior to (or, where appropriate, approval, during) construction:

                           (1)      All of the plans, specifications and other
information required by Paragraph II.F.3 of the Development Criteria attached to the Development Plan as Appendix A; and

                           (2)      All of the plans, specifications and other
information required by Paragraph II.B.1 of the Covenants.

Lessee shall not construct or install any Lessee's Leasehold Improvements, or make any subsequent alterations to the Premises, which have a material effect on the (i) exterior of the Facility, (ii) the structural components of the Facility, or (iii) the parking lot, driveways, sidewalks or landscaping without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and any such Lessee's Leasehold Improvements shall be constructed in accordance with plans and specifications reasonably approved by Lessor.

                  2.       Plan Approval is not in Lieu of other
Approvals/Permits. The architectural review and approval described in this Section does not alter, replace, or in any way substitute for or constitute approval in lieu of other permits, approvals or authorizations required in the normal building or construction process.

                  3. No Monetary Liability for Approval of Plans. Neither County nor any employee or agent thereof shall be liable for monetary damages to any occupant or lessee or to anyone submitting plans or requests for approval, or to any other party by reason of mistake in judgment, negligence, or nonfeasance, arising out of or in connection with the approval, disapproval or failure to approve any such plans or requests or for any other action in connection with its or their duties hereunder. Likewise, anyone so submitting plans to County for approval, by submitting such plans or requests, and any person when he becomes an occupant or lessee, agrees that he or it will not bring any action or suit to recover any monetary damages against County or any employee or agent of County for such approval or disapproval. Any approval of plans by County shall not constitute a representation by such party that such approved drawings comply with applicable building codes. Any deficiency in design or construction, although same had prior approval of County and Lessor, shall be solely the responsibility of Lessee. Notwithstanding anything to the contrary in this Lease, the terms of the foregoing paragraph shall apply to County solely in its capacity as owner and lessor of the Property and grantor of use rights, and not in its governmental capacity.

                  4. Coordination of Plans. Any amendments, supplements or additions to the Plans and Specifications and approved construction schedules for the Improvements (including but not limited to roads and utilities, but excluding interior alterations) shall be provided to and coordinated with representatives of County, representatives of BioReliance and Lessor's architect, and must be reviewed by the Architectural Review Committee of the Life Sciences Center and approved by County.

                  5. Coordination of Work. Lessee acknowledges and agrees that Lessor's Work in or about the Facility shall take precedence over the construction of the Lessee's Leasehold Improvements. Lessee shall coordinate its construction activities with the construction activities of Lessor so as not to interfere with or delay the completion of Lessor's Work in or about the Facility. Lessor or Lessor's contractor shall notify Lessee in writing whenever Lessor or Lessor's contractor believes Lessee is or in the near future may be interfering with or delaying Lessor's Work in or about the Facility and, upon such notice, Lessee shall cease the activities which cause such interference. If Lessor determines from time to time, in its reasonable discretion, that the construction of the Lessee's Leasehold Improvements is or in the near future may be interfering with or delaying Lessor's Work in or about the Facility, Lessor, with twenty-four (24) hours advance notice, may limit or prevent Lessee's access to the freight elevators, loading docks, the Land and/or the Facility for such length of time as Lessor, in its reasonable discretion, shall determine.

                  6. As-Built Drawings. Within six (6) months after completion of any Lessee's Leasehold Improvements, or any alterations or additions thereto, Lessee shall deliver to Lessor a set of as-built drawings of such Lessee's Leasehold Improvements, alterations or additions.

         12.      CONSTRAINTS

                  During the Operations Period, Lessee's use of the Premises is subject to the following permitted uses and performance standards:

                  1. No Nuisance. No activity shall be conducted nor shall anything be done on the Premises which may be or become a material nuisance to Lessor, BioReliance, County, general public, or any lessee by reason of unsightliness or the excessive emission of fumes, odors, glare, vibration, gasses, radiation, dust, waste, smoke or noise.

                  2. Notice of Toxic and Hazardous Materials. Lessee shall provide Lessor, BioReliance and County with a copy of: (a) each notification or other document it is required to submit to the State Emergency Response Commission under Sections 311 and 312 of the Superfund Amendments and Reauthorization Act of 1986 and any amendments thereto; and (b) each annual report it is required to submit to the Maryland Department of the Environment under COMAR 26.13.03.06 and any amendments thereto; and (c) each report regarding its use, storage, management or disposal of toxic, hazardous or radioactive materials which it is required to submit to any other governmental authority under any other law or regulation enacted by the federal government, the State of Maryland, or the County in its governmental capacity. Lessee shall, and shall cause all Occupants of the Premises to, store, manage, and dispose of all toxic, hazardous and radioactive materials in accordance with applicable laws and regulations.

                  3. Indemnification. During the Term, Lessee hereby agrees to indemnify and hold Lessor harmless, except in the case of the negligence or intentional misconduct of Lessor or its agents, employees, or contractors, with regard to any Claims arising from or out of a breach of Lessee's obligations under Section 12.B concerning toxic and hazardous materials, radioactive materials, controlled substances and medical waste, including but not limited to, reasonable counsel fees, court costs, litigation related expenses, expenses for legally required clean up, enforcement expenses, and any consequential damages payable by Lessor to BioReliance under the Ground Sublease resulting from the use or storage of the referenced materials on the Premises.

                  4. Outdoors Activities. All of the operations normally carried on indoors shall be carried on within fully enclosed buildings. No outside activities shall be carried on, except for incidental meetings or events held outside in non-inclement weather and the parking of motor vehicles and the loading and unloading of motor vehicles and approved recreational activities, without the prior written approval of Lessor. This paragraph shall not be deemed to prohibit therapy and types of exercise normally carried on outdoors.

                  5. Building Sites. Building sites shall be used only as approved by Lessor in granting this Lease and approved by County through its Development Plan and its architectural review, and in accordance with applicable law.

                  6. Compliance with Loan Documents. Until the Loan has been fully repaid, Lessee shall use and occupy the Premises in accordance with all applicable provisions of the documents evidencing and securing the Loan.

         13.      BUILDING CONSTRUCTION AND ALTERATIONS.

                  1. Building Codes. Lessee agrees that construction or alterations of any building shall be in conformance with the then existing applicable standards, codes and ordinances. Lessee shall not make any structural or exterior alterations to any building or other Improvement, or demolish any building or other Improvement, except in accordance with the second paragraph of
Section 11.A, Section 11.D, and until the end of the Lessor's Work Period (but not thereafter) Section 11.E.

                  2. Cleaning of Premises. During the Leasehold Improvement Period, Lessee agrees that all building sites shall be kept clean on a daily basis and all trash, rubbish and debris removed therefrom after any construction work is performed thereon.

                  3. Premises "As Is". Lessee has leased the Premises in an "as is" condition after an examination thereof and of the sub-surface conditions beneath the same and without any representation or warranty on the part of Lessor.

         14. LANDSCAPING, OUTSIDE STORAGE AND MAINTENANCE. Lessee agrees that it will adhere to the following requirements.

                  1. Landscaping. Landscaping shall be in accordance with the plan submitted to and approved in writing by Lessor, BioReliance and County in accordance with Section 11.A.. Such landscaping shall include sodding, planting of trees, shrubs, and other customary landscaping treatment for the entire Premises, including adequate screening of parking areas. The approved plan for landscaping may not be materially altered without submitting the revised plan for written approval of Lessor, BioReliance and County.

                  2. Maintenance of Landscaping. Maintenance of existing and approved landscaping shall include keeping the lawns mowed and the hedges trimmed, and the watering and removal of weeds from planted areas, all as needed to maintain the Premises in a neat, clean and safe condition and appearance, as is customary for other parcels within the Shady Grove Life Sciences Center.

                  3. Screening of Storage Areas. Except during construction, no materials, supplies, equipment, vehicles (except in designated areas), finished products or semi-finished products, furniture, furnishings, raw materials, or other articles of any nature shall be stored or permitted to remain on the exterior of any building site without appropriate screening to be approved by Lessor, BioReliance and County.

                  4. Storage of Fuel Oil, etc. Except during construction, or as approved by Lessor, BioReliance and County, permanent storage facilities for fuel oil, other bulk fluids or gasses, such as bulk oxygen systems, must be provided below grade. If below grade storage is technically infeasible or economically prohibitive, Lessee may store these materials above grade provided suitable screening is furnished by Lessee and approved by Lessor, BioReliance and

County. At all times, such materials must be stored in an environmentally safe manner, pursuant to applicable Federal, State and local laws and regulations.

                  5. Safe conditions. Lessee shall keep the Premises, Improvements, and appurtenances in a safe, clean and neat condition, and shall comply in all respects with all government health and policy requirements. Lessee shall remove at its own expense any rubbish, garbage or trash of any character which may accumulate from or on the Premises. Rubbish, trash and garbage shall be kept in a sanitary manner inside buildings.

                  6. Vacant Buildings. Vacant or unfinished buildings, or parts thereof, shall be adequately secured against vandalism and intrusion by trespassers.

         15.      UTILITY CONNECTIONS

                  Lessee agrees that, except for emergency electricity generators and satellite receiving transmission dishes, all electrical and telephone connections and installations of wires to buildings shall be made underground to the extent reasonably possible. Where reasonably possible each transformer, electric, gas or other meter of any type, or other apparatus, shall be placed on or below the surface of the land, or in structures, and where placed on the surface shall be adequately screened and fenced, and all such installations shall be subject to the prior written approval of Lessor, BioReliance and County. Notwithstanding the foregoing, Lessee may place exhaust fans, duct work, package HVAC units, satellite dishes and other equipment on the screened area of the roof of the Facility. Lessee shall pay the costs of all necessary utility connections.

         16.      SIGNS OR MONUMENTS

                  1. Defined. For the purpose of this paragraph, a sign or monument is the display of any words, numerals, figures, devices, designs or trademarks by which anything is made known and visible to the general public.


                  2. Approval of Plans. Lessee agrees that all plans and specifications for signs or monuments to be erected on the exterior of the building or grounds and visible to the general public shall be subject to the prior written approval of Lessor, BioReliance and County. The submitted information shall include details of design, materials, location, color and lighting, if any. Lessee may, subject to prior written approval of Lessor, BioReliance and County, place appropriate markers and directional signs on County's property outside of the Premises (including the remainder of Parcel N/Q), which shall be in keeping with the character and nature of Lessee's operations.

                  3. Construction Signs. During any construction or reconstruction of improvements on the Premises, Lessor agrees to allow any lender, contractor, developer or other participant in such construction or reconstruction to place a temporary sign publicizing its participation in the financing, construction or reconstruction of the Facility, subject to such reasonable requirements as may be imposed by Lessor, BioReliance and County, and subject to applicable ordinances.

         17.      PARKING AREAS AND LOADING ZONES

                  1. Parking Facilities. No parking shall be permitted on any access road, street or driveway, either public or private, or any place other than a paved parking space provided for and so designated. Lessee shall be responsible for taking reasonable measures to ensure compliance with parking regulations by its employees, tenants and visitors.

                  2. Loading and Unloading Areas. Lessee agrees that loading and unloading areas shall be designed with adequate maneuvering space to permit pickups and deliveries. The space for maneuvering of vehicles shall avoid interference with other traffic flow. Suitable screening shall be provided so these operations are not readily visible from ground-level public thoroughfares. Loading and receiving areas shall not be located on that side of the building which also contains its main entrance.

         18.      TEMPORARY STRUCTURES

                  Lessee agrees that no structure, covering, garage, barn, or other outbuilding of a temporary nature shall be situated, erected or maintained on any part of the Premises except with prior approval of Lessor, BioReliance and County and in compliance with applicable zoning ordinances. This paragraph shall not apply to construction buildings, construction trailers, storage facilities and/or other structures of a temporary nature used in construction, used during the course of construction of any permanent building which is now on or is to be located on the Premises; provided, however, that any such buildings, trailers, facilities or other structures shall be in compliance with any applicable zoning ordinances.

                  Lessor hereby approves Lessee's installation and use of temporary facilities on the Premises, subject to applicable zoning ordinances and receipt of any necessary governmental approvals, and provided that any such temporary facility shall be kept on the Premises only for the period, not to exceed two (2) years, during which Lessee is constructing or building out space on the Premises into which the business conducted in such temporary facility will be moved.

         19.      MAINTENANCE OF PROPERTY.

                  1. Lessee's Obligation. Lessee, at Lessee's expense, shall at all times maintain the Premises (including, without limitation, the Facility and the fixtures and equipment therein) in good condition and repair. Lessee must submit, for approval by Lessor, BioReliance and County, all maintenance and repair plans and amendments thereto for maintenance and repairs to building exteriors, landscaping, fences, drives, parking lots, and the exteriors of other structures located thereon, which maintenance or repairs materially alter the condition of the Premises which existed prior to the need for such maintenance or repair arising.

                  2. Lessor's Right, but not Obligation to Repair. In the event of the violation of any of the restrictions set forth in Sections 12 through 19 herein by Lessee, Lessor shall notify Lessee in writing, giving specifics as to the nature of the alleged violation and any recommended remedial action. In the event Lessee has not taken steps to remedy the violation in a manner reasonably acceptable to Lessor within thirty (30) days after Lessee's receipt of such notice, Lessor shall have the right to enter upon the Premises to put the same in good order, condition and repair and all costs associated with any such work shall be charged against Lessee as additional rent payable within thirty (30) days after invoice, which shall include reasonable details of the costs charged as additional rent.

                  3. County's Maintenance. Subject to appropriation of funding, County is responsible for maintaining all parcels within the Shady Grove Life Sciences Center that have not been leased or that are unoccupied, and for making all necessary arrangements for the maintenance and repair of the Common Areas (as defined in Section 23.A).

         20.      COOPERATIVE MAINTENANCE AGREEMENT

                  A maintenance agreement between County and BioReliance or among lessees of the Shady Grove Life Sciences Center may be established for the purpose of maintaining the Common Areas. No such agreement shall discharge or relieve Lessee of its responsibilities under the terms and conditions of this Lease.

         21.      UTILITY SERVICE AND ACCESS.

                  County has provided for water, sewer, gas, electricity, and telephone service to the Premises. All meters, connecting charges and all outlets, risers, wiring, piping, duct work or other means of distribution of such services within the Premises of Lessee shall be supplied by Lessee at Lessee's expense. Lessee covenants and agrees that at all times its use of any of such services shall never exceed the capacity of the mains, feeders, ducts and conduits bringing same to the Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such service within the Premises. Lessee may increase the capacity of the mains, feeders, ducts, and conduits if Lessee pays for and performs all necessary work therefor, and has obtained Lessor's, BioReliance's and County's approval in writing. Such work performed by Lessee shall be at no increased expense or cost to County in any manner whatsoever. Other than the matters provided above, Lessee shall furnish and pay for installation and use of all utilities, including but not limited to fuel, gas, electricity, water, sewer charges, telephone and the necessary equipment therefor within the Premises. Lessee shall construct, at its own expense, the water and sanitary sewer lines to connect the Improvements.

         22.      ACCESS BY LESSOR AND EASEMENT

                  1. Access to Maintain Pipes. In the event Lessee fails to do so within thirty (30) days after written notice from Lessor, Lessee shall permit Lessor, BioReliance or County, at Lessee's expense, and subject to the provisions of this paragraph, to repair and maintain all pipes and conduits in and through the Premises that Lessee is required to maintain. Lessor, BioReliance, County or their respective agents shall have the right, to enter upon the Premises at all reasonable times and upon at least forty-eight (48) hours' notice except in case of an emergency to examine same and to make such repairs, alterations, improvements or additions to same as may be required of such party pursuant hereto, and Lessor, BioReliance or County shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Lessee, in whole or in part. In case of an emergency, Lessor, BioReliance or County shall give such notice to Lessee as is reasonable under the circumstances.

                  2. Reservation of Easements. In the Prime Lease, County has reserved the right, consistent with the Development Plan, the Covenants and with the Plans and Specifications, to establish easements and/or rights-of-way, for streets, roads, underground utilities, and other related purposes, in order to facilitate development of the Life Science Center, provided that such easements or rights-of-way shall not interfere with the use, operations, or maintenance of, or materially adversely affect the value of, the Property.

                  3. Accommodation of Lessee. Lessor shall use reasonable efforts to minimize the interference with business activities on the Premises when exercising Lessor's rights pursuant to this Section.

         23.      COMMON AREAS

                  1. Lessee's Non-exclusive Right to use. Lessee shall have a non-exclusive right to use: (i) the public conveniences and common areas, if any, in the Life Sciences Center; and (ii) all other areas in the Life Sciences Center such as sidewalks, roads and driveways, to be used in common by lessees of the Life Sciences Center, ((i) and (ii) collectively referred to and identified for use as "Common Areas").

                  2. County's Right to Make Changes to Common Areas. In the Prime Lease, County has reserved the right to construct buildings and to make changes, additions, alterations or improvements on or to the Common Areas; provided, however, that such activity does not cause an obstruction of the access to the Premises, any unreasonable interference with the permitted uses of the Premises, or a material adverse effect on the value of the Premises.

         24.      ENFORCEMENT

                  1. Lease for the Benefit of Parties. The provisions of this Lease shall run for the Term of this Lease (including any Extension Terms) and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns. These provisions shall be enforced, as provided hereinafter, by Lessor or by Lessee for their respective benefit or protection.

                  2. Remedies. A violation of any provision herein contained shall give to Lessor or Lessee the right to bring proceedings in a court of competent jurisdiction against the party or parties violating or attempting to violate any of said covenants, conditions, restrictions and reservations, to enjoin them from so doing, to cause any violation to be remedied, and/or to recover damages resulting from such violation. In addition, violation of any covenants, conditions, restrictions, and reservations shall give to Lessor the right to enter upon the Premises to remove, at the expense of Lessee, any structure, thing or condition that may be contrary to the provisions hereof after providing any Leasehold Mortgagee with written notice of the violation and providing not less than thirty (30) days in which to cure the alleged violation, which cure period shall be extended for so long as may be reasonably necessary to cure such violation, so long as Lessee or any Leasehold Mortgagee proceeds diligently to effect such cure after receipt of Lessor's notice. In any judicial proceeding to enforce the provisions hereof or to enjoin their violation, the prevailing party or parties shall be entitled to reasonable attorneys' fees from the party or parties against whom judgment is entered in such amount as may be fixed by the court in such proceedings. Such remedies shall be cumulative and not exclusive.

                  3.       Default

                           (1)      When Lessee is a Ground Sublessor's
Affiliate. During any period when the then-current holder of the Lessee's leasehold interest under this Lease is a Ground Sublessor's Affiliate, Lessee's violation of any of the provisions of Section 5 requiring Lessee to pay annual base rent and additional rent, Section 8 requiring Lessee to maintain and provide Lessor with evidence of the insurance coverages set forth therein,
Section 12, Section 14 or 19,
shall, at Lessor's option, be deemed to create a default under this Lease and to give rise to the right of termination or eviction, or any other remedy provided by law, provided that said violation has not been cured within twenty (20) days after written notice has been given to Lessee, and further provided that Lessee has not taken steps to remedy said violation in a manner reasonably acceptable to Lessor within said twenty (20) days after the written notice. Lessee's material violation of any of the other provisions set forth herein shall, at Lessor's option, be deemed to create a default but shall not in any event give rise to the right of termination or eviction; provided, however, that said violation has not been cured within twenty (20) days after written notice has been given to Lessee, and further provided that Lessee has not taken steps to remedy said violation in a manner reasonably acceptable to Lessor within said twenty (20) days after the written notice or has not thereafter diligently proceeded to complete the remedying of such violation.

                           (2)      When Lessee is Not a Ground Sublessor's
Affiliate. During any period when the then-current holder of the Lessee's leasehold interest under this Lease is not a Ground Sublessor's Affiliate, Lessee's violation of any of the provisions of this Lease shall, at Lessor's option, be deemed to create a default under this Lease and to give rise to the right of termination or eviction, or any other remedy provided by law, provided that said violation has not been cured within twenty (20) days after written notice has been given to Lessee, and further provided that Lessee has not taken steps to remedy said violation in a manner reasonably acceptable to Lessor within said twenty (20) days after the written notice.

                  4. Bankruptcy. Lessee agrees that it shall be a default of this Lease if Lessee is (i) voluntarily placed into bankruptcy for purposes of liquidation or (ii) involuntarily placed into bankruptcy for purposes of liquidation and such bankruptcy proceeding is not dismissed within one hundred fifty (150) days. In the event that Lessee is placed into bankruptcy for the purpose of reorganization or rehabilitation, Lessor and Lessee agree that it shall be a default of this Lease only if such bankruptcy proceeding reduces the amount of rent to be paid by Lessee; or Lessee has failed to pay the rent in accordance with Section 5 of this Lease. Upon default of this Lease, Lessor and Lessee retain their respective remedies and cure rights set forth in this Lease.

         25.      EXPIRATION

                  1. Surrender of Improvements. At the expiration or earlier termination of the Term, all buildings, alterations, additions or improvements then upon the Premises shall become the property of Lessor and remain upon and be surrendered with the Premises as a part thereof. At the expiration or earlier termination of the Term, the Premises and all such buildings, alterations, additions or improvements shall be surrendered to Lessor broom clean and in as good condition as they were in on the Rent Commencement Date, ordinary wear and tear excepted, subject to the provisions of Section 34.C.

                  2. Removal of Trade Fixtures. All trade fixtures, furnishings and equipment, whether or not they are or may be deemed to constitute part of the Improvements may be removed by Lessee, at its sole option. Lessee, at its expense, shall immediately repair any damage to the Premises or Improvements by reason of removal of any such trade fixture, furnishings and equipment. If Lessor elects to enter thereon and take possession at the termination of this Lease, all repairs not previously made, at the option of Lessor, may be corrected at the expense of Lessee, normal wear and tear excepted.

         26.      TENANT HOLDING OVER

                  If Lessee shall not immediately surrender possession of the Premises at the expiration or termination of this Lease, Lessor shall be entitled to retake or recover possession of the Premises as hereinbefore provided in case of expiration or termination on the part of Lessee and have available to it any and all other remedies available by law. If Lessee shall fail to surrender possession of the Premises immediately upon the expiration of the Term, Lessee hereby agrees that all the rights and obligations of Lessee and Lessor applicable during the Term shall be equally applicable during such period of subsequent occupancy, except that during the holdover tenancy, Lessee shall pay one hundred twenty-five percent (125%) of the annual base rent payable during the last year of the Term.

         27.      MORTGAGE OF LESSEE'S LEASEHOLD INTEREST

                  1. Notice of Default under Mortgage or Lease. Lessee shall have the right at any time and from time to time to mortgage this Lease and/or assign or hypothecate Lessee's interest in this Lease and/or in the Lessee's Leasehold Improvements as security for a loan, provided that this Lease is not subordinated to the terms of any assignment or Mortgage except as provided in Section 28 hereof.

                  2. Leasehold Mortgage Right to Notice and Cure. Any Leasehold Mortgagee with respect to which Lessor has received a written notice specifying the name and address of such Leasehold Mortgagee, shall be given (by personal delivery or by certified mail, return receipt requested) by Lessor a copy of each notice of default by Lessee or other notice or demand to or upon Lessee, at the same time as and whenever such notice of default or other notice or demand shall thereafter be given by Lessor to Lessee, addressed to such Leasehold Mortgagee at the address last furnished to Lessor. No notice of a default by Lessee or demand upon Lessee shall be deemed to have been given by Lessor to Lessee unless and until a copy thereof shall have been given to each Leasehold Mortgagee with respect to which Lessor has been notified. Lessor will accept performance by any such Leasehold Mortgagee of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee, and any Leasehold Mortgagee which performs any covenant, condition or agreement shall be subrogated to any and all rights of Lessee with respect thereto. Nothing contained in this Lease shall obligate any Leasehold Mortgagee to cure any default of Lessee under this Lease or constitute an assumption by any Leasehold Mortgagee of the obligations of Lessee under this Lease.

                  3. Leasehold Mortgagee as Holder of Lessee's Interest. A Leasehold Mortgagee may become the legal owner and holder of Lessee's interest under this Lease by foreclosure of its Mortgage, or as a result of the assignment of this Lease in lieu of foreclosure, whereupon (but in no event before becoming such legal owner or holder) such Leasehold Mortgagee shall immediately become and remain liable under this Lease, so long as (but no longer than) such Leasehold Mortgagee is entitled to possession of the Premises.

                  4. Certain Restrictions During Leasehold Mortgage. So long as any Mortgage is in existence, and no default exists hereunder which has not been cured (by Lessee or any Leasehold Mortgagee) within the period of time provided herein, Lessor shall not accept a surrender of the Premises or a termination or modification of this Lease, prior to the expiration of this Lease, without the prior written consent of all Leasehold Mortgagees (of whom Lessor has received prior written notice). Any right or remedy which permits Lessee to terminate this Lease shall be conditioned on the written consent to such termination by all Leasehold Mortgagees.

                  5. New Financing. In the event any Leasehold Mortgagee requires, as a condition of providing financing, that modifications to this Lease be obtained, and provided that such modifications do not, in Lessor's reasonable judgment, unreasonably increase Lessor's obligations or reduce Lessor's rights under this Lease, then Lessee shall submit to Lessor a written amendment to this Lease incorporating such required modifications, and Lessor shall execute such amendment and deliver the same to Lessee within thirty (30) days after receipt of such amendment.

                  6. Assignment by Leasehold Mortgagee. Any party, including a Leasehold Mortgagee or the assignee of such Leasehold Mortgagee, that becomes the owner of or acquires any interest in this Lease pursuant to foreclosure and sale or by assignment in lieu of foreclosure, may sell, assign, transfer or otherwise dispose of this Lease or its interest in this Lease without the consent of Lessor; provided, however, that for so long as the Prime Lease or the Ground Sublease is in effect, no such Leasehold Mortgagee or assignee shall occupy or sublease the Premises for any use other than a manufacturing and industrial use allowed by the Covenants without the consent of Lessor, BioReliance and County, which consent shall not be unreasonably withheld, conditioned or delayed. All rights and references herein to a Leasehold Mortgagee, shall be read to include the assignee of such Leasehold Mortgagee. Notice of any such assignment shall be given to Lessor, BioReliance and County.

                  7. Notice of Mortgages. Lessee shall give Lessor notice of any recorded mortgages or liens upon Lessee's leasehold interest in the Premises in connection with the financing of the Premises.

         28.      MORTGAGE OF LESSOR'S INTEREST

                  Lessee shall have the right to subject Lessor's leasehold interest in the Premises to construction and permanent loans (or refinancings of such loans) for the purpose of paying the costs of financing and construction of the initial Lessee's Leasehold Improvements (including but not limited to, fees of architects, engineers, site planners and other consultants, attorneys' fees, lender's counsel fees, loan commitment fees, title costs, survey costs, and all fees and costs in connection with applying for and obtaining any permits and approvals), provided that the same is permitted by the Lender. For this purpose, Lessee may subject Lessor's interest in the Premises to a single Mortgage, and may require Lessor to join with it in the execution and delivery of such Mortgage, which Mortgage shall constitute a lien on Lessor's interest in the Premises subject, however, to the following:

                  1. The loans secured by such Mortgage shall be made by a commercial or savings bank, trust company, savings and loan institution or other financial institution authorized to do business in the State of Maryland and acceptable to Lessor, in its reasonable discretion;

                  2. The amount and terms of the loans secured by such Mortgage, and the terms and conditions of such Mortgage and all instruments collateral thereto shall be acceptable to Lessor, in its reasonable discretion; and

                  3. Such Mortgage shall expressly provide that the Leasehold Mortgagee will give Lessor notice of any default thereunder, the failure to cure which might result in acceleration of the debt secured by said Mortgage, and that after receipt of such notice, Lessor will have the cure period for such default provided to the debtor in such Mortgage.

         29.      ASSIGNMENT AND SUBLEASING

                  1. Assignments and Sublettings. Lessee shall have the right to assign this Lease or enter into a sublease with any other party without the necessity of obtaining Lessor's consent. Lessee shall give Lessor prompt written notice of any assignment or subletting. No assignment or subletting shall be deemed to release Lessee from its obligations under this Lease.

                  2. Successor and Assigns. Lessor and Lessee agree that all of the terms, covenants and conditions, agreements, rights, privileges, obligations and duties contained in this Lease shall be construed to be covenants running with the land, and all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective successors and assigns of said parties; and if Lessee shall be comprised of more than one individual or entity, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

         30.      QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS

                  1. Quiet Enjoyment. Upon payment by Lessee of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor, subject to the terms and conditions of this Lease.

                  2. Title. Lessor covenants that it shall not at any time hereafter (except for a sale of its leasehold interest or fee simple interest to Lessee as referred to herein) convey or sell any interest of Lessor in the Premises unless such conveyance or sale is made subject to this Lease. Lessor further represents that it has the right to make this Lease. Lessor and Lessee each represent to the other that it has the full right, power, and authority to enter into this Lease for the Term and that the Premises may be used by Lessee during the Term for the purposes herein set forth provided Lessee conforms to the provisions of this Lease and all applicable laws and regulations. Without limiting the generality of the foregoing, Lessor and Lessee each agree to execute and deliver to the other party (or to any Leasehold Mortgagee), within forty-five (45) days after request therefor, an estoppel certificate, certifying such matters as may be reasonably requested by the other party. As consideration for the execution of this Lease, Lessor acknowledges that Lessee shall hold title to all of the Lessee's Leasehold Improvements as long as this Lease is in effect.

         31.      SURRENDER - WAIVER AND AMENDMENT

                  No agreement to amend or to accept a surrender of this Lease or a waiver of either party's obligations hereunder shall be valid unless in writing signed by Lessor and Lessee. No employee of Lessor or its agent shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Lessor or its agent shall not operate as a termination of this Lease or a surrender of the Premises. The failure of any party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation of this Lease from having all the force and effect of an original violation of this Lease. The receipt and acceptance by Lessor of rent with knowledge of the breach of any condition or covenant of this Lease shall not be deemed a waiver of such breach. The right to enforce any such condition or covenant is in the sole jurisdiction of Lessor. The failure by either party to enforce any of the conditions or covenants set forth herein or hereinafter adopted against the other shall not be deemed a waiver of any such conditions or covenants.

         32.      NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES

                  Lessee agrees to comply with the non-discrimination in employment policies in County contracts as required by Section 11B-33 and
Section 27-19 of the Montgomery County Code 1994, as amended, as well as all other applicable state and federal laws regarding employment discrimination.

         33.      DISPUTES

                  1. Arbitration. Notwithstanding anything to the contrary in this Lease, any controversy or claim arising out of or relating to this Lease, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration hearing shall be conducted in Montgomery County, Maryland, before a single arbitrator, if the amount in controversy is less than Fifty Thousand Dollars ($50,000.00), or before a panel of three (3) arbitrators, if the amount in controversy is Fifty Thousand Dollars ($50,000.00) or more. The arbitrator(s) are hereby given authority to determine and limit discovery in any such arbitration proceeding.

                  2.       Exception.

                           (1)      Certain Defaults. If Lessee desires to
arbitrate the issue of whether it is responsible for the payment of any rental or other amount claimed by Lessor to be then due or overdue under this Lease, Lessor may require, as a condition of agreeing to arbitrate such issue, that Lessee pay such disputed rental or other amount into escrow with a mutually acceptable escrow agent prior to the commencement of the arbitration. Either party may seek injunctive relief from a court pending the outcome of any arbitration.

                           (2)      Disputes with County. Any dispute in which
County is a party shall be settled by mediation or litigation in accordance with the terms of the Prime Lease.

         34.      GOVERNING LAW, SEVERABILITY, CASUALTY, CONDEMNATION AND
COMPLIANCE.

                  1. Governing Law. This Lease shall be construed and governed by the laws of the State of Maryland wherein the Premises and the Shady Grove Life Sciences Center are located. Should any provisions of this Lease and/or of its conditions be deemed illegal or not enforceable under the laws of the said jurisdiction, it or they shall be considered severable, and the balance of this Lease and its conditions shall remain in force and be binding upon the parties as though such provisions had never been included.

                  2. Lease not Redeemable. The purpose of this Lease is not primarily residential and shall not be redeemable as provided in
Section 8-110 of the Real Property Article, Annotated Code of Maryland.

                  3.       Casualty Damage.

                           (1)      Repairs. In the event the Facility or other
Improvements shall be damaged or destroyed by fire or other casualty, Lessee shall give Lessor prompt written notice thereof and, subject to the provisions of Section 34.C(2) below, Lessee shall, at its expense, repair, reconstruct or replace the Facility and other Improvements or portion thereof so damaged or destroyed (whichever is reasonably required), at least to the extent of the value thereof existing immediately prior to such occurrence; provided, however, that Lessee shall not be required to pay the costs of such repair, reconstruction or replacement in excess of insurance proceeds available to Lessee for such purposes. There shall be no abatement of annual base rent or any other amount payable under this Lease.

                           (2)      Termination. Notwithstanding anything in
this Lease to the contrary, (i) if the Facility shall be totally destroyed or so damaged as to render it totally or substantially unusable, and Lessee, in its reasonable business judgment, shall decide to demolish the Facility and other Improvements rather than repair and rebuild the same, or (ii) if any Leasehold Mortgagee elects to retain the insurance proceeds, then, in either such event, Lessor or Lessee may terminate this Lease by written notice to that effect given to the other party no later than ninety (90) days after the occurrence of the casualty, in which event this Lease shall terminate immediately upon Lessee's vacating the Premises and surrendering the same to Lessor, after having completed demolition of the Facility and other Improvements and restoration of the Premises to a safe and orderly condition in compliance with all laws. In such event, Lessee's liability for annual base rent and the other amounts payable under this Lease shall cease on the termination date. In the event that this Lease is terminated pursuant to this Section 34.C(2), then the proceeds of the property insurance carried by Lessee pursuant to Section 8.B(1)(e) shall be applied first to payment of the principal balance and all accrued interest under all Mortgages, and second to the cost of demolition of the Facility and other Improvements and restoration of the Premises to a safe and orderly condition in compliance with all laws. Any remaining proceeds shall be divided between Lessor and Lessee in the proportions that the values of the Lessor's Work and the Lessee's Leasehold Improvements, respectively, bear to the sum of such values. Such values shall be determined by appraisals based upon as-built plans and specifications;

provided, however, that in no event shall the portion of such remaining proceeds paid to Lessor exceed the value of Lessor's Work as shown by such appraisals.

                  4. Condemnation. If the entire Premises, or such portion thereof as will make them, in the exercise of Lessee's reasonable business judgment, unsuitable for the purposes herein leased, are condemned for any public use or purpose by a public authority, this Lease shall cease and rent be accounted for as of the date of surrender of possession. In the event of a partial taking, a pro rata reduction in the rent shall be provided in the proportion which the property so taken or condemned bears to the entire Premises originally devised. Further, in the event of any taking or condemnation of the Premises, Lessee shall not be entitled to claim any value for any leasehold or fee interest in the land, but both Lessor and Lessee shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for their respective interests in the Facility and other Improvements.

                  5. Compliance with Law. It is understood, agreed and covenanted by Lessee that it shall promptly comply with, observe and perform all of the requirements of all the statutes, ordinances, rules, orders and regulations now in effect or hereinafter promulgated whether required by the Federal Government, the State of Maryland, County, in its governmental capacity, or the Montgomery County Fire Marshal.

                  6. Limitation of Lessor's Liability. Notwithstanding any contrary provision contained in this Lease, Lessee agrees that the obligations of Lessor hereunder shall not constitute personal obligations of the officers, directors, shareholders, partners or members of


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
Lessor, except that this limitation shall not affect the obligations under the Personal Guaranty of Construction of even date herewith executed by Robert E. Buccini and David B. Pollin.

                  7. Limitation of Lessee's Liability. Notwithstanding any contrary provision contained in this Lease, Lessor agrees that the obligations of Lessee hereunder shall not constitute personal obligations of the officers, directors, shareholders, partners or members of Lessee, except that this limitation shall not affect the obligations under any guaranty of this Lease, including the Guaranty of Lease of even date herewith executed by BioReliance.

         35.      RECORDING.

                  Lessee and Lessor shall have the right to record this entire Lease or to execute a Memorandum of Lease and have it properly acknowledged for the purpose of recording. Such Memorandum of Lease shall have included therein such of the provisions hereof as may be requested by either of the parties. The cost of recording this entire Lease or such Memorandum of Lease (including all stamps, conveyance, recordation and other taxes incident thereto) shall be borne solely by Lessee.

         36.      ENTIRE AGREEMENT.

                  This Lease, Exhibits, and Addenda, if any, attached hereto and forming a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing


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
and signed by them. For so long as the Loan remains outstanding, and NationsBank, its successor or assignee is the Lender, no alteration, amendment, change or addition to this Lease may be made without the prior written consent of the Lender.

         37.      NOTICE.

                  All notices required or permitted hereunder shall be deemed to have been given if delivered by a reputable messenger, overnight delivery service, facsimile or mailed in any United States Post Office by certified mail, return receipt requested, postage prepaid, addressed to Lessor or Lessee, respectively, at the following addresses or to such other addresses as the parties may designate in writing from time to time. All notices shall be deemed to be received on the date of delivery by messenger or overnight delivery service, the date indicated by a facsimile confirmation receipt signed by the recipient, or three (3) business days after depositing them with the United States Post Office.

                  Notice of the identity and address of any Leasehold Mortgagee shall be in the form of a written notice sent to Lessor in accordance with this Section.

LESSEE:                                   LESSOR:

MAGENTA Corporation                       BPG Industrial Partners II, LLC
9900 Blackwell Road                       c/o The Buccini/Pollin Group, Inc
Rockville, Maryland 20850                 110 N. Royal Street, Suite 305
Attention: Sherry Rhodes, Esquire,        Alexandria, Virginia 22314
   Vice President and General Counsel     Facsimile: (703) 548-4257
Facsimile: (301) 738-1033
                                          With a copy to:


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
With a copy to:
                                           Arent Fox
Shulman, Rogers, Gandal, Pordy &           1050 Connecticut Avenue, N.W.
   Ecker, P.A.                             Washington, D.C. 20036
11921 Rockville Pike, Suite 300            Attention:  Richard L. Brand, Esquire
Rockville, Maryland 20852                  Facsimile:  (202) 857-6395
Attention:  Lawrence A. Shulman, Esquire
Facsimile:  (301) 230-2891

         38.      CAPTIONS. PRONOUNS.

                  The captions and paragraph numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of this Lease, nor in any way affect this Lease.

                  The use of the neuter singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference even though Lessor or Lessee may be an individual, a partnership, a joint venture, a corporation, or a group of two or more individuals, partnerships, joint ventures or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense shall in all instances be assumed as though in each case fully expressed.

         39.      SURVIVAL.

                  The following obligations shall survive the expiration or termination of this Lease: (a) any obligation herein permitted to be performed after the expiration or termination of this Lease; (b) any obligation not reasonably susceptible to performance prior to the expiration or termination of this Lease; and (c) any obligation, required hereunder to be performed at or before the expiration or termination of this Lease, not so performed.

         40.      MISCELLANEOUS PROVISIONS.


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
                  1. Time of the Essence. Lessor and Lessee acknowledge that time is of the essence in the performance of any and all obligations, terms and provisions of this Lease, including without limitation, the purchase option in Section 41 hereof.

                  2. Days. If the date on which either Lessor or Lessee is required to take or complete an action hereunder is not a business day (as defined below), the action shall be taken or completed on the next succeeding business day. For purposes hereof, "business day" means any day other than a Saturday, Sunday or federal holiday.

                  3. Certain Terms. For purposes of this Lease, there shall be no distinction between the terms "breach" and "default."

                  4. Waiver of Trail by Jury. Lessor and Lessee waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

                  5. No Representations by Lessor. Neither Lessor nor any agent of Lessor has made any representations or promises with respect to the Premises except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Lessee except as herein expressly set forth.

                  6. Authority. Lessor and Lessee hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth.

                  7. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties other than that of Lessor and Lessee.

                  8. Lessor Approvals. Except as otherwise set forth herein, Lessor shall not unreasonably withhold, condition or delay any approval, consent or agreement required under this Lease to be obtained from Lessor; provided, however, that Lessor shall not be deemed to have unreasonably withheld, conditioned or delayed any approval, consent or agreement if the reason for the same is BioReliance's or the County's withholding, conditioning or delaying of such approval, consent or agreement.

                  9. Consequential Damages. Notwithstanding anything to the contrary in this Lease, in no event shall either Lessor or Lessee be liable to the other for consequential damages, except as set forth in Section 12.C.

         41.      LESSEE'S OPTION TO PURCHASE THE FACILITY.

                  Upon the expiration of the Initial Term or any Extension Term, Lessee shall have the right, at its sole option, to purchase all of Lessor's right, title and interest in the Premises for a purchase price equal to the fair market value (as described below) of the Facility Shell (as defined below). The "Facility Shell" means the Lessor's Work, as shown on the as-built plans delivered by Lessor to Lessee pursuant to Section 6.F. The option granted to Lessee to purchase all of Lessor's right, title and interest in the Premises pursuant to this Section 41 is hereinafter referred to as the "Option."

                  1. Exercise of Options. Lessee shall exercise the Option by delivering to Lessor, in the manner set forth in Section 37 of this Lease, notice of its exercise of the Option (the "Offer Notice") not earlier than eighteen (18) months, nor later than the date (the "Offer Notice Deadline") which is one (1) year, prior to the expiration of the Initial Term or the then-current Extension Term, as the case may be; provided, however, that if Lessor shall not have received an Offer Notice by the date which is thirteen
(13) months prior to the expiration of the Initial Term or the then-current Extension Term, Lessor shall provide Lessee with a written reminder of the deadline for Lessee's exercise of the Option (the "Reminder Notice"), and if Lessee does not receive the Reminder Notice at least ten (10) days before the Offer Notice Deadline set forth above, then the Offer Notice Deadline shall be extended to ten (10) days after Lessee's receipt of the Reminder Notice. Upon delivery of the Offer Notice, Lessee shall be obligated to purchase, and Lessor shall be obligated to sell, all of Lessor's right, title and interest in the Premises in accordance with the terms and conditions set forth herein. If (i) Lessee does not exercise the Option on or before the Offer Notice Deadline, and
(ii) Lessee also has not exercised its then-current Extension Option, or Lessee has no remaining Extension Options under this Lease, then Lessee's option rights under this Section 41 shall cease and terminate and Lessor's option rights to purchase the Property pursuant to Section 41 of the Ground Sublease shall immediately and automatically vest.

                  2. Purchase Price Determination. (i) The Offer Notice shall include Lessee's fair market value offer price. Lessor shall notify Lessee within ten (10) business days after Lessor's receipt of the Offer Notice either that (i) Lessor accepts Lessee's offer price as the fair


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
market value of the Facility Shell or (ii) Lessor rejects Lessee's offer price. If Lessor rejects Lessee's offer price, the fair market value of the Facility Shell shall be determined in accordance with the provisions of subsection (ii) below.

                  (ii) If Lessor rejects Lessee's determination of the fair market value of the Facility Shell, Lessor and Lessee shall, for a period of twenty (20) days, negotiate in an effort to determine the fair market value of the Facility Shell. If Lessee and Lessor are unable mutually to agree on the fair market value within such twenty (20) day period, Lessee and Lessor shall each within twenty (20) days thereafter appoint an appraiser. Each appraiser, within thirty (30) days of their appointment, shall make an independent determination of the fair market value of the Facility Shell. If the two appraisers so appointed agree on the fair market value of the Facility Shell, the fair market value shall be the amount determined by them. If the two appraisers so appointed do not agree on the fair market value of the Facility Shell, but if the difference between the fair market values determined by such appraisers is not more than five percent (5%) of the lower of the two appraisals, the fair market value of the Facility Shell shall be an amount equal to the quotient obtained by dividing the sum of the fair market values determined by such appraisers by two (2). If the two appraisers so appointed do not agree on the fair market value of the Facility Shell, and if the difference between the fair market value determined by such appraisers is more than five percent (5%) of the lower of the two appraisals, the two appraisers shall jointly appoint a third appraiser having the qualifications described below. If the two appraisers so appointed shall be unable, within thirty (30) days after their appointment, either to


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
agree on the fair market value of the Facility Shell (or to disagree on such value with a difference of five percent (5%) or less of the lower of the two appraisals) or to agree on the appointment of a third appraiser, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of a third appraiser within fifteen (15) days after the appraisers appointed by the parties give such notice, then within ten (10) days thereafter either of the parties upon notice to the other party may request such appointment by the then-President of the Montgomery County Association of Realtors (or any organization successor thereto). If a third appraiser is appointed, such appraiser shall make the valuation within thirty (30) days after such appraiser's appointment and the fair market value of the Facility Shell shall be an amount equal to the quotient obtained by dividing the sum of the fair market values determined by the two appraisers who were closest in amount to each other by two (2). If the mean average of the lowest fair market value determined by any of the three appraisers and the highest fair market value determined by any of the three appraisers is equal to the fair market value determination which is neither the highest nor the lowest of the three fair market value determinations, then the fair market value of the Facility Shell shall be such mean average.

                  (iii) Each appraiser appointed pursuant to subsection (b) shall be a disinterested person of recognized competence who has had a minimum of ten (10) years experience as a real estate appraiser in Montgomery County, Maryland, and is a member of the American Institute of Appraisers. All valuations of the fair market value shall be in writing. Each appraiser shall determine the fair market value as a whole, as of the date of his or her appraisal, on the basis of all relevant factors affecting fair market value, including the prices for comparable properties in


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
comparable locations in Montgomery County, Maryland, and assuming the following:
(1) the seller and purchaser are typically motivated, (2) the seller and purchaser are well informed and well advised and each is acting in what it considers its own best interest, and (3) the Facility is to be sold with vacant possession. The party appointing such appraiser shall be obligated, promptly after receipt of the valuation report prepared by the appraiser appointed by such party, to deliver a copy of such valuation report to the other party. If a third appraiser is appointed, the third appraiser shall be directed, at the time of the appointment to deliver copies of his valuation report, promptly after its completion, to Lessee and Lessor. The expenses of the first two appraisers appointed pursuant to subsection (ii) shall be borne by the party appointing such appraiser, and the expenses of the third appraiser appointed pursuant to subsection (ii) shall be paid one-half by Lessee and one-half by Lessor.

                  3.       Terms and Conditions of Purchase.

                           (1)      Closing. The closing of the purchase and
sale of the Lessor's right, title and interest in the Premises ("Closing") will take place within ninety (90) calendar days after the later to occur of (i) determination of the fair market value of the Facility Shell in accordance with
Section 41.B, or (ii) the last day of the Initial Term or the then-current Extension Term, as the case may be. Closing will occur by mail or at the offices of Lessee's settlement attorney. Lessee shall give Lessor at least ten (10) business days prior written notice of the date, time and place of Closing. At Closing, Lessor shall convey Lessor's right, title and interest in the Premises to Lessee by an assignment of the Lessor's leasehold interest in the Premises (subject to all covenants, conditions, rights of way, easements, encumbrances and other matters of record as


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
of the date of this Lease, those matters effected by Lessee or effected by County pursuant to the Prime Lease or approved in writing by Lessee, and those matters, other than monetary liens [with the exception of the Loan, or any replacement or successor loan, if not repaid as required by Section 6.B], permitted to be effected by the terms of this Lease) and such bills of sale and other instruments of conveyance reasonably necessary, which shall be in form and substance reasonably acceptable to Lessee, duly executed and acknowledged, and Lessee shall pay the purchase price (determined as hereinabove set forth) to Lessor in cash, by certified check or by wire transfer. At Closing, Lessor and Lessee shall share equally all state, county and local transfer and recordation taxes due in connection with the transfer of Lessor's right, title and interest in the Premises from Lessor to Lessee, and Lessee shall pay any transfer and recordation taxes in excess thereof which are a result of any financing acquired by Lessee in connection with its acquisition of Lessor's right, title and interest in the Premises. All other costs and expenses attendant to Closing (including, without limitation, title company charges, title insurance premiums, survey costs and notary fees) shall be at the cost of Lessee, except that Lessor shall pay the fees and expenses of its own counsel.

                  (2) Condition of Premises. From and after the Rent Commencement Date, Lessee may perform reasonable studies of the Premises to determine the condition thereof. By its exercise of the Option, Lessee shall be deemed to have certified to Lessor that it has familiarized itself fully with the Premises, and that it has had the opportunity to perform, and has performed, such inspections, examinations, investigations and studies thereof as it deemed appropriate in order to determine whether to purchase Lessor's right, title and interest in the

Premises in its then-current condition. Lessee agrees that it shall rely solely upon its inspections, examinations, investigations and studies in electing whether or not to purchase Lessor's right, title and interest in the Premises. It is expressly understood and agreed that Lessee shall purchase Lessor's right, title and interest in the Premises "as is" and "where is," and with all faults and defects, latent or otherwise, and that Lessor is making no representations or warranties, either express or implied, by operation of law or otherwise, with respect to the quality, physical condition or value of the Premises, the zoning classification of the Premises or the compliance of the Premises with applicable law. Without limiting the foregoing, it is understood and agreed that Lessor makes no warranty to Lessee regarding the Premises or its habitability, suitability, merchantability, fitness for a particular purpose or fitness for any purpose.

                  (3) Termination of Lease. Upon the completion of any conveyance of Lessor's right, title and interest in the Premises to Lessee pursuant to the terms of this Section 41, this Lease shall terminate, and neither Lessor nor Lessee shall have any further rights or obligations to the other hereunder, except for those rights and obligations which survive the expiration or earlier termination of this Lease.

                  (4) Default. If Lessee defaults in its obligation to purchase Lessor's right, title and interest in the Premises when Lessee is obligated to make settlement of such purchase pursuant to this Section 41, Lessor shall have the right to avail itself of any and all remedies available to it under applicable law.

                  (5) Assignment. The Option shall be assignable by Lessee separate and apart from this Lease.


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         IN WITNESS WHEREOF, the parties hereto do hereby execute this Lease as of the day and year first above written.

WITNESS OR ATTEST:                  BPG INDUSTRIAL PARTNERS II, LLC


______________________________      By:_______________________________________
                                       Robert E. Buccini
                                       Member


WITNESS OR ATTEST:                  MAGENTA CORPORATION


______________________________      By:_______________________________________
                                       Capers W. McDonald
                                       President

STATE OF MARYLAND, ______________, to wit:

         ON THIS ___ day of ________________, 1998, before me, the undersigned officer, personally appeared Robert E. Buccini, Member of BPG INDUSTRIAL PARTNERS II, LLC, known to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.


                                        ______________________________________
                                        Notary Public

My Commission Expires_____________________


STATE OF MARYLAND, __________________________, to wit:

         ON THIS ___ day of ___________________, 1998, before me, the undersigned officer, personally appeared Capers W. McDonald, President of MAGENTA CORPORATION, known


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
to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.


                                         _____________________________________
                                         Notary Public

My Commission Expires:__________________


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